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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", and "Experts" and to the use of our report dated December 1, 1998 for MuniVest New Jersey Fund, Inc. included in the Registration Statement (Form N-14 No. 333-88483) and related combined Proxy Statement and Prospectus of MuniYield New Jersey Fund, Inc. and MuniVest New Jersey Fund, Inc. filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


MetroPark, New Jersey
November 5, 1999